
<ARTICLE> 5
<LEGEND>
The schedule contains summary financial  information  extracted from the balance sheet and  statement  of income and is qualified in its entirety by reference to such financial statements.
</LEGEND>
<CIK>                               0000832091
<NAME>                              KRUPP INSURED PLUS-III LIMITED PARTNERSHIP

<PERIOD-TYPE>                       3-MOS
<FISCAL-YEAR-END>                   Dec-31-2000
<PERIOD-END>                        Mar-31-2000
<CASH>                                3,384,201
<SECURITIES>                         47,509,779<F1>
<RECEIVABLES>                           333,662
<ALLOWANCES>                                  0
<INVENTORY>                                   0
<CURRENT-ASSETS>                        570,178<F2>
<PP&E>                                        0
<DEPRECIATION>                                0
<TOTAL-ASSETS>                       51,797,820
<CURRENT-LIABILITIES>                    12,858
<BONDS>                                       0
<PREFERRED-MANDATORY>                         0
<PREFERRED>                                   0
<COMMON>                             51,793,038<F3>
<OTHER-SE>                               (8,076)<F4>
<TOTAL-LIABILITY-AND-EQUITY>         51,797,820
<SALES>                                       0
<TOTAL-REVENUES>                      1,006,669<F5>
<CGS>                                         0
<TOTAL-COSTS>                                 0
<OTHER-EXPENSES>                        217,807<F6>
<LOSS-PROVISION>                              0
<INTEREST-EXPENSE>                            0
<INCOME-PRETAX>                         788,862
<INCOME-TAX>                                  0
<INCOME-CONTINUING>                     788,862
<DISCONTINUED>                                0
<EXTRAORDINARY>                               0
<CHANGES>                                     0
<NET-INCOME>                            788,862
<EPS-BASIC>                                   0
<EPS-DILUTED>                                 0<F7>

<F1>Includes   Participating  Insured  Mortgages  ("PIMs")  of  $34,713,067  and
Mortgage-Backed Securities ("MBS") of $12,796,712.
<F2>Includes  prepaid  acquisition  fees  and  expenses  of  $2,921,471  net  of accumulated amortization of $2,503,636 and prepaid participation servicing fees of $888,187 net of accumulated amortization of $735,844.
<F3>Represents  total equity of General Partners and Limited  Partners.  General
Partners deficit of ($197,947) and Limited Partners equity of $51,990,985.
<F4>Unrealized gain on MBS.
<F5>Represents interest income on investments in mortgages and cash.
<F6>Includes $95,018 of amortization of prepaid fees and expenses.
<F7>Net  income  allocated  $23,666 to the General  Partners and $765,196 to the
Limited Partners. Average net income per Limited Partner interest is $.06 on 12,770,261 Limited Partner interests outstanding.

